Exhibit 99.1

Waterstone Financial, Inc. Announces Results of Operations for the Quarter Ended March 31, 2024.

WAUWATOSA, WI – 4/30/2024 – Waterstone Financial, Inc. (NASDAQ: WSBF), holding company for WaterStone Bank, reported net income of $3.0 million, or $0.16 per diluted share, for the quarter ended March 31, 2024 compared to net income of $2.2 million, or $0.10 per diluted share for the quarter ended March 31, 2023.  The current year reflects a $0.04 per share one-time charge related to a change in Wisconsin state tax law, as described below.

“We are pleased that the Mortgage Banking segment demonstrated improved performance, as volumes and margin have bounced off of the lows from the past two years.” said William Bruss, Chief Executive Officer of Waterstone Financial, Inc.  "While our results of operations have improved form the prior year, the Mortgage Banking segment continues to face industry-wide headwinds in the form of low levels of housing inventory and affordability constraints driven by elevated mortgage rates.  The Community Banking segment continues to contend with margin compression, driven by higher funding costs, as interest rates remain at recent high levels.  In spite of the challenging environment, we continue to maintain strong asset quality and remained focused on returning capital to our shareholders through our dividend and share repurchases."

Highlights of the Quarter Ended March 31, 2024

Waterstone Financial, Inc. (Consolidated)

●	Consolidated net income of Waterstone Financial, Inc. totaled $3.0 million for the quarter ended March 31, 2024, compared to net income of $2.2 million for the quarter ended March 31, 2023.
●	Consolidated return on average assets was 0.56% for the quarter ended March 31, 2024 compared to 0.43% for the quarter ended March 31, 2023.
●	Consolidated return on average equity was 3.56% for the quarter ended March 31, 2024 and 2.35% for the quarter ended March 31, 2023.
●	Dividends declared during the quarter ended March 31, 2024 totaled $0.15 per common share.
●	During the quarter ended March 31, 2024 , we repurchased approximately 417,000 shares at a cost (including the federal excise tax) of $5.3 million, or $12.65 per share. This share repurchase activity was accretive to book value per share in the amount of $0.09 during the quarter ended March 31, 2024.
●	Nonperforming assets as a percentage of total assets was 0.23% at March 31, 2024, 0.23% at December 31, 2023, and 0.22% at March 31, 2023.
●	Past due loans as a percentage of total loans was 0.64% at March 31, 2024, 0.68% at December 31, 2023, and 0.64% at March 31, 2023.
●	Book value per share was $16.98 at March 31, 2024 and $16.94 at December 31, 2023.
●	In July 2023, Wisconsin’s Governor signed the Wisconsin state budget, retroactive to January 1, 2023, which included legislation that provides financial institutions with an exemption from state taxable income for interest, fees, and penalties earned on loans to existing Wisconsin-based business or agriculture purpose loans that are $5.0 million or less in balance on January 1, 2023, and to new loans that meet the criteria. On March 18, 2024, the State of Wisconsin Department of Revenue issued an emergency ruling with additional details of the law. This publication enabled us to estimate the impact on our Wisconsin state income tax expense. The impact moving forward should result in no Wisconsin state income taxes being expensed, resulting in a lower estimated effective tax rate. The elimination of Wisconsin state income tax expense resulted in the establishment of a valuation allowance for Wisconsin state income deferred tax assets, resulting in a one-time $1.1 million charge to state income tax expense in the first quarter. Partially offsetting the impact of the charge related to the valuation allowance the Company realized a one-time benefit of approximately $368,000 during the quarter to recognize a reduction in current state income tax provision. The net amount of these two items resulted in a a $0.04 reduction of earnings per share during the quarter ended March 31, 2024.

Community Banking Segment

●	Pre-tax income totaled $4.3 million for the quarter ended March 31, 2024, which represents a $2.2 million, or 33.5%, decrease compared to $6.4 million for the quarter ended March 31, 2023.
●	Net interest income totaled $11.6 million for the quarter ended March 31, 2024, which represents a $2.4 million, or 17.2%, decrease compared to $14.0 million for the quarter ended March 31, 2023.
●	Average loans held for investment totaled $1.66 billion during the quarter ended March 31, 2024, which represents an increase of $133.0 million, or 8.7%, compared to $1.53 billion for the quarter ended March 31, 2023. The increase was primarily due to increases in the single-family, construction, and commercial real estate mortgages. Average loans held for investment increased $4.1 million compared to $1.66 billion for the quarter ended December 31, 2023. The increase was primarily due to an increase in construction mortgages.
●	Net interest margin decreased 73 basis points to 2.15% for the quarter ended March 31, 2024 compared to 2.88% for the quarter ended March 31, 2023, which was a result of an increase in weighted average cost of deposits and borrowings as the federal funds rate increases resulted in increased funding rates. Net interest margin decreased 10 basis points compared to 2.25% for the quarter ended December 31, 2023, driven by an increase in weighted average cost of deposits and borrowings as the federal funds rate increases resulted in increased funding rates.
●	Past due loans at the community banking segment totaled $8.1 million at March 31, 2024, $7.9 million at December 31, 2023, and $7.5 million at March 31, 2023.

●

The segment had a provision for credit losses related to funded loans of $35,000 for the quarter ended March 31, 2024 compared to a negative provision for credit losses related to funded loans of $96,000 for the quarter ended March 31, 2023.  The current quarter increase was primarily due to adjustments in the qualitative factors related to increases in treasury interest rates during the quarter offset by a decrease to historical loss rates. The provision for credit losses related to unfunded loan commitments was $70,000 for the quarter ended March 31, 2024 compared to a provision for credit losses related to unfunded loan commitments of $484,000 for the quarter ended March 31, 2023. The provision for credit losses related to unfunded loan commitments for the quarter ended March 31, 2024 was due primarily to an increase of construction loans that are currently waiting to be funded compared to the prior quarter end.

●	The efficiency ratio, a non-GAAP ratio, was 65.17% for the quarter ended March 31, 2024, compared to 54.53% for the quarter ended March 31, 2023.
●	Average deposits (excluding escrow accounts) totaled $1.19 billion during the quarter ended March 31, 2024, an increase of $16.5 million, or 1.4%, compared to $1.17 billion during the quarter ended March 31, 2023. Average deposits decreased $19.0 million, or 6.3% annualized, compared to $1.21 billion for the quarter ended December 31, 2023.

Mortgage Banking Segment

●	Pre-tax income totaled $369,000 for the quarter ended March 31, 2024, compared to $3.7 million of pre-tax loss for the quarter ended March 31, 2023.
●	Loan originations increased $42.4 million, or 9.6%, to $485.1 million during the quarter ended March 31, 2024, compared to $442.7 million during the quarter ended March 31, 2023. Origination volume relative to purchase activity accounted for 93.0% of originations for the quarter ended March 31, 2024 compared to 96.5% of total originations for the quarter ended March 31, 2023.
●	Mortgage banking non-interest income increased $2.4 million, or 13.2%, to $20.3 million for the quarter ended March 31, 2024, compared to $18.0 million for the quarter ended March 31, 2023.
●	Gross margin on loans sold totaled 4.10% for the quarter ended March 31, 2024, compared to 3.78% for the quarter ended March 31, 2023.
●	Total compensation, payroll taxes and other employee benefits decreased $343,000, or 2.3%, to $14.8 million during the quarter ended March 31, 2024 compared to $15.1 million during the quarter ended March 31, 2023. The decrease primarily related to decreased salary expense and health insurance expense driven by reduced employee headcount and lower claims to start the 2024 year.
●	Total other noninterest expense decreased $1.8 million, or 74.4%, to $616,000 during the quarter ended March 31, 2024 compared to $2.4 million during the quarter ended March 31, 2023. The decrease primarily related to decreased provision for branch losses, branch overhead, provision for loan sale losses, and reversal of mortgage servicing rights impairment.

About Waterstone Financial, Inc.

Waterstone Financial, Inc. is the savings and loan holding company for WaterStone Bank. WaterStone Bank was established in 1921 and offers a full suite of personal and business banking products. The Bank has branches in Wauwatosa/State St, Brookfield, Fox Point/North Shore, Franklin/Hales Corners, Germantown/Menomonee Falls, Greenfield/Loomis Rd, Milwaukee/Oklahoma Ave, Oak Creek/27th St, Oak Creek/Howell Ave, Oconomowoc/Lake Country, Pewaukee, Waukesha, West Allis/Greenfield Ave, and West Allis/National Ave, Wisconsin. WaterStone Bank is the parent company to Waterstone Mortgage, which has the ability to lend in 48 states. For more information about WaterStone Bank, go to http://www.wsbonline.com.

Forward-Looking Statements

This press release contains statements or information that may constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as “may,” “expects,” “anticipates,” “estimates” or “believes.”  Any such statements are based upon current expectations that involve a number of risks and uncertainties and are subject to important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements.  Factors that might cause such a difference include changes in interest rates; demand for products and services; the degree of competition by traditional and nontraditional competitors; changes in banking regulation or actions by bank regulators; changes in tax laws; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in local real estate values; changes in the national and local economies; and other factors, including risk factors referenced in Item 1A. Risk Factors in Waterstone’s most recent Annual Report on Form 10-K and as may be described from time to time in Waterstone’s subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Waterstone’s belief as of the date of this press release.

Non-GAAP Financial Measures

Management uses non-GAAP financial information in its analysis of the Company's performance. Management believes that this non-GAAP measure provides a greater understanding of ongoing operations and enhance comparability of results of operations with prior periods. The Company’s management believes that investors may use this non-GAAP measure to analyze the Company's financial performance without the impact of unusual items or events that may obscure trends in the Company’s underlying performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results.  Limitations associated with non-GAAP financial measures include the risks that persons might disagree as to the appropriateness of items included in this measure and that different companies might calculate this measure differently.

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	For The Three Months Ended March 31,
	2024	2023
	(In Thousands, except per share amounts)
Interest income:
Loans	$24,484	$19,885
Mortgage-related securities	1,098	943
Debt securities, federal funds sold and short-term investments	1,323	1,062
Total interest income	26,905	21,890
Interest expense:
Deposits	8,970	4,088
Borrowings	6,798	4,007
Total interest expense	15,768	8,095
Net interest income	11,137	13,795
Provision (credit) for credit losses	67	460
Net interest income after provision (credit) for loan losses	11,070	13,335
Noninterest income:
Service charges on loans and deposits	424	430
Increase in cash surrender value of life insurance	348	325
Mortgage banking income	20,068	16,770
Other	408	1,029
Total noninterest income	21,248	18,554
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	19,876	20,052
Occupancy, office furniture, and equipment	2,108	2,263
Advertising	914	889
Data processing	1,206	1,122
Communications	226	251
Professional fees	743	416
Real estate owned	13	1
Loan processing expense	1,046	1,018
Other	1,418	3,095
Total noninterest expenses	27,550	29,107
Income before income taxes	4,768	2,782
Income tax expense	1,730	627
Net income	$3,038	$2,155
Income per share:
Basic	$0.16	$0.10
Diluted	$0.16	$0.10
Weighted average shares outstanding:
Basic	19,021	20,890
Diluted	19,036	20,980

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	March 31,	December 31,
	2024	2023
	(Unaudited)
Assets	(In Thousands, except per share amounts)
Cash	$41,325	$30,667
Federal funds sold	4,123	5,493
Interest-earning deposits in other financial institutions and other short term investments	266	261
Cash and cash equivalents	45,714	36,421
Securities available for sale (at fair value)	204,701	204,907
Loans held for sale (at fair value)	175,084	164,993
Loans receivable	1,664,817	1,664,215
Less: Allowance for credit losses ("ACL") - loans	18,549	18,549
Loans receivable, net	1,646,268	1,645,666

Office properties and equipment, net	19,936	19,995
Federal Home Loan Bank stock (at cost)	21,983	20,880
Cash surrender value of life insurance	68,207	67,859
Real estate owned, net	206	254
Prepaid expenses and other assets	52,625	52,414
Total assets	$2,234,724	$2,213,389

Liabilities and Shareholders' Equity
Liabilities:
Demand deposits	$182,093	$187,107
Money market and savings deposits	270,513	273,233
Time deposits	747,288	730,284
Total deposits	1,199,894	1,190,624

Borrowings	634,158	611,054
Advance payments by borrowers for taxes	14,051	6,607
Other liabilities	48,618	61,048
Total liabilities	1,896,721	1,869,333

Shareholders' equity:
Preferred stock	-	-
Common stock	199	203
Additional paid-in capital	98,610	103,908
Retained earnings	269,827	269,606
Unearned ESOP shares	(11,572)	(11,869)
Accumulated other comprehensive loss, net of taxes	(19,061)	(17,792)
Total shareholders' equity	338,003	344,056
Total liabilities and shareholders' equity	$2,234,724	$2,213,389

Share Information
Shares outstanding	19,910	20,315
Book value per share	$16.98	$16.94

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
	(Dollars in Thousands, except per share amounts)
Condensed Results of Operations:
Net interest income	$11,137	$11,756	$11,989	$12,675	$13,795
Provision (credit) for credit losses	67	(435)	445	186	460
Total noninterest income	21,248	16,876	22,230	23,525	18,554
Total noninterest expense	27,550	29,662	30,021	30,922	29,107
Income (loss) before income taxes (benefit)	4,768	(595)	3,753	5,092	2,782
Income tax expense (benefit)	1,730	(555)	500	1,085	627
Net income (loss)	$3,038	$(40)	$3,253	$4,007	$2,155
Income (loss) per share – basic	$0.16	$(0.00)	$0.16	$0.20	$0.10
Income (loss) per share – diluted	$0.16	$(0.00)	$0.16	$0.20	$0.10
Dividends declared per common share	$0.15	$0.15	$0.15	$0.20	$0.20

Performance Ratios (annualized):
Return on average assets - QTD	0.56%	(0.01)%	0.58%	0.74%	0.43%
Return on average equity - QTD	3.56%	(0.05)%	3.63%	4.41%	2.35%
Net interest margin - QTD	2.15%	2.25%	2.26%	2.47%	2.88%

Return on average assets - YTD	0.56%	0.44%	0.59%	0.59%	0.43%
Return on average equity - YTD	3.56%	2.62%	3.46%	3.37%	2.35%
Net interest margin - YTD	2.15%	2.46%	2.53%	2.67%	2.88%

Asset Quality Ratios:
Past due loans to total loans	0.64%	0.68%	0.53%	0.50%	0.64%
Nonaccrual loans to total loans	0.29%	0.29%	0.25%	0.26%	0.29%
Nonperforming assets to total assets	0.23%	0.23%	0.20%	0.19%	0.22%
Allowance for credit losses - loans to loans receivable	1.11%	1.11%	1.12%	1.14%	1.14%

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

SUMMARY OF QUARTERLY AVERAGE BALANCES AND YIELD/COSTS

(Unaudited)

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
Average balances	(Dollars in Thousands)
Interest-earning assets
Loans receivable and held for sale	$1,805,102	$1,797,988	$1,797,233	$1,759,001	$1,654,942
Mortgage related securities	172,077	172,863	174,202	171,938	170,218
Debt securities, federal funds sold and short term investments	110,431	106,504	132,935	123,195	115,962
Total interest-earning assets	2,087,610	2,077,355	2,104,370	2,054,134	1,941,122
Noninterest-earning assets	103,815	105,073	105,714	108,320	107,009
Total assets	$2,191,425	$2,182,428	$2,210,084	$2,162,454	$2,048,131

Interest-bearing liabilities
Demand accounts	$87,393	$91,868	$90,623	$69,147	$68,564
Money market, savings, and escrow accounts	281,171	302,121	306,806	305,576	322,220
Certificates of deposit	739,543	735,418	719,708	695,310	648,531
Total interest-bearing deposits	1,108,107	1,129,407	1,117,137	1,070,033	1,039,315
Borrowings	602,724	549,210	584,764	551,545	441,716
Total interest-bearing liabilities	1,710,831	1,678,617	1,701,901	1,621,578	1,481,031
Noninterest-bearing demand deposits	92,129	102,261	106,042	130,291	143,296
Noninterest-bearing liabilities	45,484	56,859	46,805	46,446	51,840
Total liabilities	1,848,444	1,837,737	1,854,748	1,798,315	1,676,167
Equity	342,981	344,691	355,336	364,139	371,964
Total liabilities and equity	$2,191,425	$2,182,428	$2,210,084	$2,162,454	$2,048,131

Average Yield/Costs (annualized)
Loans receivable and held for sale	5.46%	5.36%	5.26%	5.05%	4.87%
Mortgage related securities	2.57%	2.48%	2.41%	2.26%	2.25%
Debt securities, federal funds sold and short term investments	4.82%	4.94%	4.45%	3.67%	3.71%
Total interest-earning assets	5.18%	5.10%	4.97%	4.73%	4.57%

Demand accounts	0.11%	0.11%	0.11%	0.09%	0.08%
Money market and savings accounts	1.79%	1.64%	1.54%	1.42%	1.26%
Certificates of deposit	4.19%	3.76%	3.43%	2.80%	1.92%
Total interest-bearing deposits	3.26%	2.90%	2.64%	2.23%	1.60%
Borrowings	4.54%	4.83%	4.71%	4.08%	3.68%
Total interest-bearing liabilities	3.71%	3.53%	3.35%	2.86%	2.22%

COMMUNITY BANKING SEGMENT

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest income	$11,598	$12,056	$12,431	$13,238	$14,008
Provision (credit) for credit losses	105	(550)	445	158	388
Total noninterest income	990	894	966	1,540	987
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	5,360	5,397	4,618	4,683	5,168
Occupancy, office furniture and equipment	1,000	916	852	873	1,031
Advertising	174	363	200	230	184
Data processing	693	626	672	602	601
Communications	65	75	70	72	78
Professional fees	208	186	176	146	218
Real estate owned	13	1	1	1	1
Loan processing expense	-	-	-	-	-
Other	691	628	703	1,641	896
Total noninterest expense	8,204	8,192	7,292	8,248	8,177
Income before income taxes	4,279	5,308	5,660	6,372	6,430
Income tax expense	1,639	1,234	1,121	1,182	1,600
Net income	$2,640	$4,074	$4,539	$5,190	$4,830

Efficiency ratio - QTD (non-GAAP)	65.17%	63.26%	54.43%	55.81%	54.53%
Efficiency ratio - YTD (non-GAAP)	65.17%	56.86%	54.94%	55.17%	54.53%

MORTGAGE BANKING SEGMENT

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest loss	$(541)	$(367)	$(550)	$(622)	$(282)
Provision for credit losses	(38)	115	-	28	72
Total noninterest income	20,328	16,028	21,452	23,041	17,951
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	14,756	14,881	17,186	17,929	15,099
Occupancy, office furniture and equipment	1,108	1,105	1,141	1,173	1,232
Advertising	740	667	716	714	705
Data processing	508	583	551	480	516
Communications	161	194	173	153	173
Professional fees	520	704	564	466	188
Real estate owned	-	-	-	-	-
Loan processing expense	1,046	756	722	932	1,018
Other	617	2,701	1,935	1,914	2,403
Total noninterest expense	19,456	21,591	22,988	23,761	21,334
Income (loss) before income taxes (benefit)	369	(6,045)	(2,086)	(1,370)	(3,737)
Income tax expense (benefit)	71	(1,827)	(657)	(126)	(1,002)
Net income (loss)	$298	$(4,218)	$(1,429)	$(1,244)	$(2,735)

Efficiency ratio - QTD (non-GAAP)	98.33%	137.86%	109.98%	105.99%	120.74%
Efficiency ratio - YTD (non-GAAP)	98.33%	116.99%	111.63%	112.49%	120.74%

Loan originations	$485,109	$458,363	$597,562	$623,342	$442,710
Purchase	93.0%	95.7%	95.4%	96.4%	96.5%
Refinance	7.0%	4.3%	4.6%	3.6%	3.5%
Gross margin on loans sold(1)	4.10%	3.51%	3.62%	3.73%	3.78%

(1) Gross margin on loans sold equals mortgage banking income (excluding the change in interest rate lock value) divided by total loan originations